EXHIBIT 99.1

Release:          December 30, 2019

CP completes Central Maine & Quebec Railway acquisition

Calgary – Canadian Pacific (TSX: CP) (NYSE: CP) has closed the transaction related to the acquisition of the Central Maine & Quebec Railway (“CMQ”). The acquisition of CMQ in the U.S. remains subject to Surface Transportation Board approval.

The acquisition, first announced on November 20, 2019, will provide CP customers with seamless, safe and efficient access to ports at Searsport, Maine and to Saint John, New Brunswick, via Eastern Maine Railway Company (EMRY) and New Brunswick Southern Railway (NBSR), thereby preserving and enhancing competition.
Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. This news release contains forward-looking information relating, but not limited to, the success of our business and operations, anticipated operational performance, and the anticipated success of the CMQ transaction, and its anticipated effect on CP and its customers.
The forward-looking information contained in this news release is based on CP management’s current expectations, estimates, projections and assumptions, and CP having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: performance of CP’s assets and equipment, including the successful integration of CMQ; and applicable laws, regulations and government policies;. Although CP  believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: risks associated with the integration of CMQ; changes in laws, regulations and government policies; risks and liabilities arising from derailments; transportation of dangerous goods; climate change; and various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and filed by CP in the United States, including with the Securities and Exchange Commission. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's  annual and interim reports on Form 10-K and 10-Q.
The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP  undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

CP Contacts:
Media
Jeremy Berry
403-319-6227
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca